Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Net Lease Office Properties of our report dated June 23, 2023 relating to the financial statement of Net Lease Office Properties, which appears in Amendment No. 1 to the Registration Statement on Form 10 of Net Lease Office Properties.

/s/ PricewaterhouseCoopers LLP
New York, New York

November 2, 2023

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